                                                                    Exhibit 21.1

SUBSIDIARIES OF THE QUIGLEY CORPORATION

                                                     State or other
                                                     Jurisdiction of
Subsidiaries                                         Incorporation
------------                                         -------------

Darius International Inc.                            Delaware
Innerlight Inc.                                      Delaware
Innerlight Global Pte. LTD                           Singapore
Quigley Pharma Inc.                                  Delaware
Quigley Manufacturing Inc.                           Delaware

All of the above subsidiaries are owned 100% by The Quigley  Corporation and are included in the  consolidated  financial  statements for the year ended December
31, 2005.